Exhibit 99.1

News release

QLT ANNOUNCES 2015 FOURTH QUARTER AND YEAR END RESULTS

For Immediate Release	February 25, 2016

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. The Company reported financial results today for the fourth quarter and year ended December 31, 2015. Unless otherwise specified, all amounts are reported in U.S. dollars and in accordance with U.S. GAAP.

2015 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

Operating Expenses/Income

Research and Development (“R&D”) Expenses

During the fourth quarter of 2015, R&D expenditures were $2.0 million compared to $2.1 million for the same period in 2014. The net $0.1 million (5%) decrease was primarily due to lower salary and overhead costs incurred in 2015 related to R&D headcount attrition and downsizing of our lease space. These savings were partially offset by costs related to: (i) advancing start-up activities for our Phase III QLT091001 pivotal trial towards our goal of initiation in the third quarter of 2016, and (ii) commencement of our natural history study of visual function in subjects with Inherited Retinal Disease phenotypically diagnosed as Leber Congenital Amaurosis or Retinitis Pigmentosa caused by autosomal recessive LRAT or RPE65 mutations (the “Natural History Study”).

During the year ended December 31, 2015, R&D expenditures were $9.8 million compared to $13.8 million for the same period in 2014. The net $4.0 million (29%) decrease was primarily due to: (i) higher costs incurred in 2014 related to the completion of certain synthetic retinoid related studies and start-up activities for our Phase III QLT091001 pivotal trial, and (ii) lower salary and overhead costs associated with R&D headcount attrition, the foreign exchange impact of the weakening Canadian dollar, and downsizing of our lease space. These savings were partially offset by 2015 costs related to: (i) the transfer and outsourcing of our analytical and bio-analytical testing functions to third party contract research organizations, (ii) our Natural History Study, and (iii) the accelerated vesting of certain outstanding stock options and restricted stock units on June 7, 2015 in connection with our proposed merger with InSite Vision Incorporated (the “InSite Merger”), which was terminated on September 15, 2015, and certain other strategic transactions.

Selling, General and Administrative (“SG&A”) Expenses

During the fourth quarter of 2015, SG&A expenses were $1.7 million compared to $8.1 million for the same period in 2014. The net $6.4 million (79%) decrease in SG&A expenses was primarily due to: (i) a $5.7 million fee (the “Breakup-Fee”) paid to Credit Suisse, our former financial advisor, in October 2014 in connection with the termination of our proposed merger with Auxilium Pharmaceuticals, Inc. (the “Auxilium Merger”), (ii) lower overall operating costs related to the downsizing of our lease space and the weakening Canadian dollar, and (iii) lower directors’ fees related to the October 2014 disbanding of the Executive Transition Committee of the Board of Directors and the corresponding appointment of Dr. Geoffrey Cox as Interim Chief Executive Officer of the Company.

During the year ended December 31, 2015, SG&A expenses were $15.7 million compared to $16.8 million for the same period in 2014. The net $1.1 million (7%) decrease was primarily due to a $1.6 million decrease in transaction and consulting fees incurred in connection with our exploration and pursuit of certain strategic alternatives in each respective year, including the proposed InSite Merger in 2015 and proposed Auxilium Merger in 2014. Furthermore,

2015 SG&A expenses were positively impacted by a decrease in directors’ fees and overall operating costs related to the downsizing of our lease space and the weakening Canadian dollar. These savings were substantially offset by higher stock based compensation expense associated with the accelerated vesting of certain stock options and restricted stock units as described above and a decrease in the amount of overhead expenses allocated to our R&D programs due to R&D headcount attrition.

Termination Fees

On September 15, 2015, InSite paid QLT a $2.7 million termination fee (the “InSite Termination Fee”) pursuant to the termination provisions of the June 8, 2015 merger agreement between QLT and InSite. Similarly, on October 9, 2014, Auxilium Pharmaceuticals Inc. (“Auxilium”) paid QLT a $28.4 million termination fee (the “Auxilium Termination Fee”) pursuant to the termination provisions of the June 25, 2014 merger agreement between QLT and Auxilium.

Operating Loss and Net Loss per Share

During the fourth quarter of 2015, the operating loss was $3.8 million ($0.06 per share) compared to operating income of $17.9 million ($0.31 per share) for the same period in 2014. The $21.7 million increase in net loss was primarily due to the October 2014 receipt of the Auxilium Termination Fee, which was offset by the payment of the Breakup Fee to Credit Suisse in the same period.

During the year ended December 31, 2015, the operating loss was $23.3 million ($0.44 per share) compared to $3.8 million ($0.08 per share) for the same period in 2014. The $19.5 million increase in operating loss was primarily due to the receipt of the $28.4 million Auxilium Termination Fee in 2014, which was significantly larger than the $2.7 million InSite Termination Fee received in 2015. The negative variance resulting from these termination fees was partially offset by a general decline in operating expenses in 2015.

Cash and Cash Equivalents

As at December 31, 2015, the Company’s consolidated cash balance was $141.8 million compared to $155.9 million at December 31, 2014. The $14.1 million decrease in cash was primarily due to $13.4 million of funds used in operating activities and $8.7 million of consulting and transaction fees paid in connection with the Company’s strategic activities. These cash outflows were partially offset by $5.5 million of proceeds received from stock option exercises and the receipt of the $2.7 million InSite Termination Fee as described above.

On February 5, 2016, we completed a $45.0 million cash investment in Aralez Pharmaceuticals, Inc. (“Aralez”) and received 7,200,000 common shares of Aralez (the “Aralez Shares”) at a purchase price of US$6.25 per Aralez Share. We intend to effect a special distribution of these Aralez Shares to our shareholders on or around March 22, 2016 (the “Aralez Distribution”) as part of a reorganization of QLT’s share capital pursuant to a court-approved statutory plan of arrangement. The Aralez Distribution will be payable, at the election of each shareholder, in either Aralez Shares or cash, subject to proration as may be necessary to reflect a maximum cash component of $15.0 million. The entitlement of each QLT shareholder to a portion of the Aralez Shares (or cash in lieu thereof, subject to proration) is 0.13629 per QLT common share held, based on the 7,200,000 Aralez Shares acquired divided by the 52,829,398 QLT shares outstanding on February 16, 2016, the designated record date for the Aralez Distribution.

Passive Foreign Investment Company

The Company believes that it was classified as a Passive Foreign Investment Company (“PFIC”) for 2008 through 2015, and that it may be classified as a PFIC in 2016, which could have adverse tax consequences for U.S. shareholders. Please refer to our 2015 Annual Report on Form 10-K for additional information.

QLT Inc. - Financial Highlights

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

In accordance with United States generally accepted accounting principles

	Three months ended		Twelve months ended
	December 31,		December 31,
(In thousands of U.S. dollars except share and per share information)	2015	2014	2015	2014

Expenses
Research and development	$2,036	$2,119	$9,790	$13,803
Selling, general and administrative	1,707	8,149	15,646	16,791
Depreciation	68	211	576	891
Restructuring charges	—	—	—	744
Termination fee	—	(28,400)	(2,667)	(28,400)

	3,811	(17,921)	23,345	3,829

Operating (loss) income	(3,811)	17,921	(23,345)	(3,829)
Other income (expense)
Net foreign exchange (losses) gains	37	12	32	(62)
Interest income	42	33	277	113
Fair value change in contingent consideration	—	(2,000)	—	(534)
Other	57	—	49	115

	136	(1,955)	358	(368)

(Loss) income from continuing operations before income taxes	(3,675)	15,966	(22,987)	(4,197)
(Provision for) recovery of income taxes	(5)	(2)	(22)	192

(Loss) income from continuing operations	(3,680)	15,964	(23,009)	(4,005)

Loss from discontinued operations, net of income taxes	—	(3)	—	(66)
Net (loss) income and comprehensive (loss) income	$(3,680)	$15,961	$(23,009)	$(4,071)

Basic and diluted net (loss) income per common share
Continuing operations	$(0.06)	$0.31	$(0.44)	$(0.08)
Discontinued operations	—	(0.00)	—	(0.00)

Net (loss) income per common share	$(0.06)	$0.31	$(0.44)	$(0.08)

Weighted average number of common shares outstanding (thousands) [1]
Basic	52,829	51,191	52,169	51,126
Diluted	52,829	51,220	52,169	51,126

(1)

During the three months ended December 31, 2014, the Company’s restricted stock units had a dilutive impact. However, the dilutive impact did not change the income per common share value, as basic and diluted net income per common share were calculated as $0.31.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$141,824	$155,908
Accounts receivable, net of allowances for doubtful accounts	287	363
Income taxes receivable	14	47
Prepaid and other	611	1,053

Total current assets	142,736	157,371

Accounts receivable	2,000	2,000
Property, plant and equipment	430	1,000

Total assets	$145,166	$160,371

LIABILITIES
Current liabilities
Accounts payable	$1,656	$1,943
Accrued liabilities	1,827	1,528

Total current liabilities	3,483	3,471
Uncertain tax position liabilities	342	388

Total liabilities	3,825	3,859

SHAREHOLDERS’ EQUITY
Share capital
Authorized
500,000,000 common shares without par value
5,000,000 first preference shares without par value, issuable in series
Issued and outstanding common shares	$475,333	$467,034
December 31, 2015 – 52,829,398 shares
December 31, 2014 – 51,199,922 shares
Additional paid-in capital	97,377	97,838
Accumulated deficit	(534,338)	(511,329)
Accumulated other comprehensive income	102,969	102,969

Total shareholders’ equity	141,341	156,512

Total shareholders’ equity and liabilities	$145,166	$160,371

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to, statements concerning the proposed Aralez Distribution, the availability of certain liquidity events for shareholders, including the election of shareholders to receive cash in lieu of Aralez Shares, the effect the strategic transactions may have on QLT and the QLT shares, and the future potential of Aralez; statements concerning our synthetic retinoid program, including our timing, ability and plans to initiate a pivotal trial of QLT091001 in the third quarter of 2016; statements concerning our PFIC status; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects,” “hopes,” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that the proposed return of capital via the Aralez Distribution may not occur; the risk that the share purchase agreement entered into between the Company and certain third parties under which such third parties agreed to purchase up to $15.0 million of the Aralez Shares from the Company in order to fund the cash election in the Aralez Distribution will not be completed, and therefore no cash will be distributed to shareholders; the risk that we will be treated as a PFIC in 2016 and future years; the risk that the Company will determine it is not feasible to submit a Marketing Authorization Application (“MAA”) for conditional approval with the European Medicines Agency (the “EMA”) based upon existing clinical data, the Natural History Study data or other reasons; risks and uncertainties associated with our ability and timing to commence a pivotal trial for QLT091001, including due to interactions between QLT and the applicable regulatory authorities; the risk that the EMA denies any conditional approval and the MAA we may submit; risks and uncertainties concerning the impact that QLT’s success or failure in pursuing various future strategic initiatives will have on the market price of our securities; risks resulting from the potential loss of key personnel; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies, including pivotal clinical trials; assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; risks and uncertainties associated with the safety and effectiveness of our technology; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; the risk that we may not receive any or as much additional contingent consideration as we might expect under our agreements with respect to the sale of Visudyne® and the punctal plug delivery system technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

This press release also contains “forward looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.